Exhibit 99.5

           ORANGE AND ROCKLAND UTILITIES, INC. EXCLUDING SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS AT SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                          As At             Pro Forma            Pro Forma
                                                   September 30, 2000      Adjustments           Combined
                                                   ------------------      -----------           ---------
ASSETS

 Utility plant, net                                     $594,453             $                   $594,453
 Other property and investments                            3,210                                    3,210
 Cash and temporary cash investments                         468              101,183(D)          101,651
 Accounts receivable, net                                 69,155                                   69,155
 Other current assets                                     79,703                                   79,703
 Regulatory assets and deferred charges                  126,935                   --             126,935
                                                        --------            ---------            --------

  Total Assets                                          $873,924             $101,183            $975,107
                                                        ========            =========            ========

CAPITALIZATION AND LIABILITIES

Capitalization

 Common shareholders' equity                            $224,151             $ (5,917)(F)        $218,234
 Long-term debt                                          312,450                   --             312,450
                                                        --------            ---------            --------

  Total Capitalization                                   536,601               (5,917)            530,684
                                                        --------            ---------            --------

 Other noncurrent liabilities                             90,992                                   90,992
 Notes Payable                                             5,900              107,100(E)          113,000
 Current liabilities                                     116,750                                  116,750
 Accumulated deferred federal income tax                  92,514                                   92,514
 Regulatory liabilities and deferred credits              31,167                   --              31,167
                                                        --------            ---------            --------

  Total Capitalization and Liabilities                  $873,924            $ 101,183            $975,107
                                                        ========            =========            ========

Source: 2000 September 10Q - September 2000 Balance Sheet.
The accompanying notes to the pro forma are an integral part of this statement.



           ORANGE AND ROCKLAND UTILITIES, INC. EXCLUDING SUBSIDIARIES
             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                                   12 Months             Pro Forma            Pro Forma
                                                              Ended Sep 30, 2000        Adjustments           Combined
                                                              ------------------        -----------           ---------
Operating revenues
     Electric                                                      $ 353,731             $                    $ 353,731
     Gas                                                             169,787                                    169,787
     Non-utility                                                       4,269                    --                4,269
                                                                   ---------             ---------            ---------
               Total operating revenues                              527,787                    --              527,787
                                                                   ---------             ---------            ---------
Operating expenses
     Fuel and purchased power                                        279,346                                    279,346
     Other operations                                                 93,158                                     93,158
     Maintenance                                                      23,099                                     23,099
     Depreciation and amortization                                    23,745                                     23,745
     Taxes, other than federal income tax                             55,477                                     55,477
     Federal income tax                                               11,225                    --               11,225
                                                                   ---------             ---------            ---------
               Total operating expenses                              486,050                    --              486,050
                                                                   ---------             ---------            ---------

Operating income                                                      41,737                    --               41,737
                                                                   ---------             ---------            ---------

Other income (deductions)
     Investment income                                                 5,678                                      5,678
    Allowance for equity funds used during construction                  236                                        236
    Other income less miscellaneous deductions                        (2,717)                                    (2,717)
    Federal income tax                                                 5,877                 3,186(B)             9,063
                                                                   ---------             ---------            ---------
               Total other income                                      9,074                 3,186               12,260
                                                                   ---------             ---------            ---------

Income before interest charges                                        50,811                 3,186               53,997
                                                                   ---------             ---------            ---------

Interest charges                                                      23,794                 9,104(C)            32,898
Allowance for borrowed funds used during construction                   (415)                   --                 (415)
                                                                   ---------             ---------            ---------
               Net interest charges                                   23,379                 9,104               32,483
                                                                   ---------             ---------            ---------

Net income for common stock                                        $  27,432             $  (5,917)           $  21,515
                                                                   =========             =========            =========

Source: 2000 September 10Q - September 1999 and 2000 Income Statement.
Source: 1999 10K - December 1999 Income Statement.
The accompanying notes to the pro forma are an integral part of this statement.


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

Note A. Unaudited Pro Forma Combined Condensed Income Statement

        The following Pro Forma consolidated financial information is based upon historical financial statements of Orange and Rockland Utilities, Inc . These Pro forma financial statements reflect the $107.1 million short-term debt issuance at 8.5%

Note B. Income Taxes

        Reflects tax benefit, on an assumed tax rate 35%, from the payments of nine months of interest charges described in
        Note F                                                         $  2,390

        Tax benefit for full year                                      $  3,186

Note C. Interest Charges

        Reflects $107.1 million of short-term debt issued, bearing interest over nine months at an effective interest rate of
        8.5%                                                           $  6,828

        Interest expense for full year                                 $  9,104

Note D. Cash

        Reflects net increase to cash after payment of interest
        expense for a full year and tax benefit                        $101,183

Note E. Short-term debt

        Reflects increase to short-term debt up to $113 million of the
        aggregate principle amount                                     $107,100

Note F. Stockholders' equity

        Reflects net change to stockholders' equity for interest
        expenses and tax benefit for a full year                       $  5,917